HYPERION 2005 INVESTMENT GRADE
          OPPORTUNITY TERM TRUST, INC. (the "Registrant")
          Form N-SAR for the period ending June 30, 1999
                       File Number 811-07386




This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 27th day of August, 1999.



                                        HYPERION 2005 INVESTMENT GRADE
                                        OPPORTUNITY TERM TRUST, INC.


                                        By:      /s/ Clifford E. Lai
                                        Clifford E. Lai
                                        President


Witness:   /s/ Joseph Tropeano
             Joseph Tropeano
             Assistant Secretary